As filed with the Securities and Exchange Commission on January 30, 1996
                                                       Registration No. 33-00545
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            American List Corporation
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                            11-2050322
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                              330 Old Country Road
                             Mineola, New York 11501

                                 (516) 248-6100
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                            Martin Lerner, President
                            American List Corporation
                              330 Old Country Road
                             Mineola, New York 11501
                                 (516) 248-6100
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                   ----------

                                   Copies to:

Fran M. Stoller, Esq.                                  Marc Weingarten, Esq.
Bachner, Tally, Polevoy & Misher LLP                   Schulte Roth & Zabel
380 Madison Avenue                                     900 Third Avenue
New York, New York 10017                               New York, New York 10022
(212) 687-7000                                         (212) 758-0404

            Approximate date of commencement of proposed sale to the
           public: As soon as practicable after the effective date of this registration statement.

            If the only securities being registered on this Form are
                 being offered pursuant to dividend or interest
                        reinvestment plans, please check
                             the following box. |_|

             If any of the securities being registered on this Form
               are to be offered on a delayed or continuous basis
                         pursuant to Rule 415 under the
              Securities Act of 1933, other than securities offered
                  only in connection with dividend or interest
                               reinvestment plans,
                          check the following box. |_|

                                  ----------

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
                       Act, please check the following box
            and list the Securities Act registration statement number
               of the earlier effective registration statement for
                             the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to
            Rule 462(c) under the Securities Act, check the following
                         box and list the Securities Act
       registration statement number of the earlier effective registration
                      statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                                          CALCULATION OF REGISTRATION FEE

     Title of                                    Proposed                   Proposed
      Shares                Amount                Maximum                    Maximum                Amount of
       to be                 to be            Offering Price                Aggregate             Registration
    Registered            Registered           Per Share(1)             Offering Price(1)              Fee
    ----------            ----------           ------------             -----------------              ---

  Common Stock,
  par value $.01         1,380,000(2)             $28.875                  $39,847,500           $13,740.52(3)

----------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c), based on the average of the high and low sale prices of the Registrant's Common Stock on January 24, 1996, as reported by the American Stock Exchange.

(2) Includes 180,000 shares which the Underwriters have the option to purchase, solely to cover over-allotments, if any.

(3)      Previously paid.

                                   ----------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   ----------

                                      (ii)

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.       Other Expenses of Issuances and Distribution

               SEC Filing Fee ...............................$13,740.52
               NASD Filing Fee ..............................  4,484.75
               Printing Expenses ............................ *
               Accountants' Fees and Expenses................ *
               Legal Fees and Expenses....................... *
               Blue Sky Fees and Expenses.................... *
               Miscellaneous................................. * .
                                                              ---------
               Total......................................... $     * .
                                                              =========

*   To be completed by amendment

Item 15. Indemnification of Directors and Officers.

          The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Registrant to indemnify any such person. Reference is made to Article Twelfth of the Registrant's Certificate of Incorporation and
     Article XII of the Registrant's By-Laws, which provide for indemnification by the Registrant in the manner and to the full extent permitted by Delaware law.

Item 16. Exhibits

Exhibit No.                      Description
-----------                      -----------

1.1   Form of Underwriting Agreement**
5.1   Opinion of Bachner, Tally, Polevoy & Misher LLP.*
23.1  Consent of Grant Thornton LLP.
23.2  Consent of Bachner, Tally, Polevoy & Misher LLP
        (included in Exhibit 5.1).*
-------------------
 *  To be filed by amendment
**  Previously filed

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Mineola, State of New York, on this 29th day of January, 1996.

                            AMERICAN LIST CORPORATION

                          By: /s/ Martin Lerner
                              ----------------------------------------
                                Martin Lerner, President and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                         Date
      ---------                       -----                         ----

 /s/ Martin Lerner           Chairman of the Board,           January 29, 1996
----------------------       President and Treasurer
    Martin Lerner        (Principal Executive, Financial
                             and Accounting Officer)

 /s/ Jan Stumacher          Vice President, Secretary         January 29, 1996
---------------------
    Jan Stumacher                 and Director

 /s/ J. Morton Davis                Director                  January 29, 1996
---------------------
J. Morton Davis

 /s/ Kenton Wood                    Director                  January 29, 1996
---------------------
     Kenton Wood

 /s/ Ben Ermini                     Director                  January 29, 1996
---------------------
     Ben Ermini

 /s/ Philip Lubitz                  Director                  January 29, 1996
---------------------
    Philip Lubitz